UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Diffusion Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

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Diffusion Pharmaceuticals Inc.
300 East Main Street, Suite 201
Charlottesville, Virginia 22902

February 28, 2022

Dear Fellow Stockholders:

We are pleased to invite you to join us for a Special Meeting of Stockholders of Diffusion Pharmaceuticals Inc. to be held on Thursday, April 14, 2022, at 9:00 a.m., Eastern Time. The meeting will be conducted virtually and hosted by means of a live webcast. You or your proxyholder will be able to attend the meeting by following the instructions provided in the accompanying notice of meeting and proxy statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by voting at the meeting by following the instructions in the accompanying proxy statement.

On behalf of the Board of Directors and management of Diffusion Pharmaceuticals Inc., it is my pleasure to express our appreciation for your support.

Sincerely,

/s/ Robert J. Cobuzzi, Jr.

Robert J. Cobuzzi, Jr.
President and Chief Executive Officer

THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD ARE FIRST BEING MAILED TO STOCKHOLDRES ON OR ABOUT FEBRUARY 28, 2022.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, APRIL 14, 2022

To the Stockholders of Diffusion Pharmaceuticals Inc.:

A Special Meeting of Stockholders of Diffusion Pharmaceuticals Inc., a Delaware corporation, will be held virtually on Thursday, April 14, 2022 at 9:00 a.m. Eastern Time by means of a live webcast for the following purposes:

1.

To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to December 31, 2022, the implementation and timing of which shall be subject to the discretion of our Board of Directors; and

2.	To approve adjournment of the meeting if there are insufficient votes at the meeting to approve Proposal 1.

The meeting will be completely virtual and there will be no physical location for stockholders to attend. In order to attend the meeting, you must pre-register at http://www.viewproxy.com/DFFN/2022/ by 11:59 p.m. ET on April 12, 2022. If you hold your shares in “street name” through a bank, broker or other nominee, and also wish to vote at the meeting, you will need to obtain from that entity a “legal proxy” and submit it when you register. After you register, you will receive an email with a unique link and password that will allow you to attend the meeting. If your shares are held in “street name” and you provided a legal proxy when you registered, that email will also contain a control number that will allow you to vote at the meeting. If you hold your shares through our transfer agent, use the control number on your proxy card to vote at the meeting.

The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number on the virtual meeting portal landing page for assistance. For additional information on how you can attend and participate in the meeting, please see the instructions beginning on page 1 of the proxy statement that follows.

Only stockholders of record at the close of business on February 18, 2022 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available electronically upon request to the Company beginning ten days prior to the date of the meeting, during normal business hours, for examination by any stockholder registered on Diffusion’s stock ledger as of the record date for any purpose germane to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about on or about February 28, 2022 and are available at www.viewproxy.com.

By Order of the Board of Directors, /s/ William R. Elder William R. Elder General Counsel & Corporate Secretary

February 28, 2022
Charlottesville, Virginia

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	5
Why am I receiving these materials?	5
When and where will the Special Meeting be held?	5
How do I attend the virtual Special Meeting? Do I need to register in advance to attend the Special Meeting?	6
How do I submit questions for the Special Meeting?	6
Who do I contact if I am encountering difficulties attending the Special Meeting online?	6
What is the purpose of the Special Meeting?	7
Who is entitled to vote at the Special Meeting?	7
How many shares must be present to hold the Special Meeting?	7
How do I vote my shares?	7
How may my shares be voted?	8
How does the Board recommend that I vote?	8
What vote is required for each proposal to be approved?	8
How can I revoke or change my vote?	9
Who is paying for this proxy solicitation?	9
Who will count the votes at the Special Meeting?	9
Whom do I contact if I have questions regarding the Special Meeting?	9
How will business be conducted at the Special Meeting?	9
PROPOSAL 1 - APPROVAL OF A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-50, AT ANY TIME PRIOR TO DECEMBER 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF THE BOARD	10
Summary of Reverse Stock Split Proposal	10
Reasons for the Reverse Stock Split	10
Determination of the Split Ratio	14
Principal Effects of the Reverse Stock Split	14
Certain Risks Associated with the Reverse Stock Split	16
Process for Effecting Reverse Stock Split and Exchange of Stock Certificates	16
Fractional Shares	17
Accounting Matters; Effect on Par Value	17
Potential Anti-Takeover Effect; No Going Private Transaction	18
No Dissenters’ Appraisal Rights	18
Certain United States Federal Income Tax Consequences	18
Interests of Directors and Executive Officers	19
Certificate of Amendment to Our Charter	19
Reservation of Right to Abandon Reverse Stock Split	19
Board Recommendation	20
PROPOSAL 2 - APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL 1	21
Summary	21
Board Recommendation	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
OTHER MATTERS	24
Stockholder Proposals for 2022 Annual Meeting and Director Nominations	24
Annual Report	24
Process Regarding Stockholder Communications with Board	24
Householding of Special Meeting Materials	24

As used in this proxy statement, references to “Diffusion,” the “Company,” “we,” “us,” “our” and similar references refer to Diffusion Pharmaceuticals Inc. and our consolidated subsidiaries, the term “common stock” refers to our common stock, par value $0.001 per share.

300 East Main Street, Suite 201
Charlottesville, Virginia 22902

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY APRIL 14, 2022

The board of directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company”) is using this proxy statement (this “Proxy Statement”) to solicit your proxy for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held virtually at 9:00 a.m., Eastern Time, on Thursday, April 14, 2022. The Board expects to mail our stockholders this Proxy Statement and a form of proxy on or about February 28, 2022.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting. The Special Meeting will be conducted online only. You are invited to virtually attend the Special Meeting to vote on the proposals described in this Proxy Statement by following instructions included herein. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and where will the Special Meeting be held?

The Special Meeting will be on Thursday, April 14, 2022, at 9:00 a.m., Eastern Time.

The Special Meeting will be a completely virtual meeting of stockholders conducted exclusively by live webcast to enable our stockholders to participate from any location around the world that is convenient to them. No physical meeting will be held.

We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources, or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

The online meeting will begin promptly at 9:00 a.m. Eastern Time on April 14, 2022. We encourage you to access the meeting approximately 15 minutes prior to the start time in order to leave ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I attend the Special Meeting? Do I need to register in advance in order to attend the Special Meeting?

Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast and vote their shares electronically at the Special Meeting. However, you will need to register in advance in accordance with the instructions below in order to attend.

In order to attend the meeting, you must pre-register at http://www.viewproxy.com/DFFN/2022/ by 11:59 p.m. ET on April 12, 2022. If you hold your shares in “street name” through a bank, broker or other nominee, and also wish to vote at the meeting, you will need to obtain from that entity a “legal proxy” and submit it when you register. After you register, you will receive an email with a unique link and password that will allow you to attend the meeting. If your shares are held in “street name” and you provided a legal proxy when you registered, that email will also contain a control number that will allow you to vote at the meeting. If you hold your shares through our transfer agent, use the control number on your proxy card to vote at the meeting. You will not need the Virtual Control Number to join the meeting, you will need it if you choose to vote during the meeting.

How do I submit questions for the Special Meeting?

You can submit questions pertinent to meeting matters at the virtual Special Meeting only if you are a stockholder of record of the Company at the close of business on the Record Date or if you were a beneficial owner as of the Record Date and you registered in advance to attend the Special Meeting.

During the Special Meeting, we are committed to acknowledging each appropriate question in the order in which it was received. Stockholders may also submit questions prior to the date of the Special Meeting by e-mailing them to proxyrequests@diffusionpharma.com. When submitting questions, stockholders should identify themselves and provide contact information in the event follow up is necessary. Each stockholder who submits a question will be identified before his or her question is answered. Any questions relevant to the business of the Special Meeting that cannot be answered due to time constraints can be submitted to Diffusion Investor Relations by e-mailing info@diffusionpharma.com. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast.

In accordance with the rules of order, a copy of which will be available during the Special Meeting, only questions pertinent to meeting matters will be answered. In the interest of fairness to all stockholders, the question and answer period will be limited to a total of twenty minutes and multiple questions submitted on the same topic will be summarized and responded to collectively. The Company reserves the right to not address any questions that are repetitious, irrelevant to the Company’s business, related to pending or threatened litigation, derogatory in nature, related to personal grievances, or otherwise inappropriate.

Whom do I contact if I am encountering difficulties attending the Special Meeting online?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live audio webcast. Please be sure to check in by 8:45 a.m. ET on April 14, 2022, (i.e., 15 minutes prior to the start of the meeting is recommended) so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to vote on the following proposals:

1.

To approve an amendment to our Certificate of Incorporation, as amended (our “Charter”) to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to December 31, 2022, the implementation and timing of which shall be subject to the discretion of the Board (the “Reverse Stock Split”); and

2.	To approve adjournment of the meeting if there are insufficient votes at the Special Meeting to approve Proposal 1.

Who is entitled to vote at the Special Meeting?

Stockholders of record of our common stock at the close of business on February 18, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

As of the Record Date, there were 101,924,581 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter property brought before the Special Meeting.

How Many Shares Must Be Present to Hold the Special Meeting?

The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of our outstanding shares of stock entitled to vote as of the Record Date will constitute a quorum for the transaction of business at the Special Meeting. Accordingly, the presence at the Special Meeting of holders of at least 50,962,291 shares will be required to achieve a quorum.

In general, shares represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the votes present at the Special Meeting (including votes represented by proxy) may adjourn the Special Meeting to a later date.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank, or other nominee), you may vote your shares without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

“Street Name” Holders (e.g., your shares are in a traditional brokerage account)

If you hold your shares in street name, you should follow the instructions provided by your bank, broker, or other nominee to vote your shares before the Special Meeting. You can also vote at the Special Meeting if you register for the meeting following the instructions above under “How do I attend the Special Meeting?”.

Registered Holders (e.g., you have a Diffusion stock certificate or shares in an account with our transfer agent, Computershare)

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:

●	At the Special Meeting, by registering for and joining the Special Meeting and following the voting instructions available on the meeting portal during the meeting.

●	Vote by Internet, by going to the web address on your proxy card and following the instructions for Internet voting.

●	Vote by Telephone, by dialing the phone number on your proxy card and following the instructions for telephone voting. Please have your proxy card available when you call.

●	Vote by Proxy Card, by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

The telephone and internet voting facilities will close at 11:59 p.m. ET on April 13, 2022. If you are a registered holder voting by one of those methods, please cast your votes before that time.

Under the rules of the New York Stock Exchange that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Both Proposal 1 regarding the Reverse Stock Split and Proposal 2 regarding adjournment are considered “routine” matters. Therefore, if you do not provide voting instructions to your broker regarding either proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on your behalf.

How may my shares be voted?

If you return your signed proxy card or use Internet or telephone voting before the Special Meeting, the named proxies will vote your shares as you direct.

For both Proposal 1 – Approval of the Reverse Stock Split and Proposal 2 – Approval of Adjournment of the Special Meeting, you may:

●	Vote FOR the proposal;
●	Vote AGAINST the proposal; or
●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR Proposal 1—Approval of the Reverse Stock Split; and
●	FOR Proposal 2—Approval of Adjournment of the Special Meeting.

What vote is required for each proposal to be approved?

Assuming a quorum is present at the Special Meeting, the following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares by brokers (referred to as broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote

1	Approval of the Reverse Stock Split	Affirmative vote of a majority of the outstanding common stock entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes will be counted “against”

2	Approval of Adjournment of the Special Meeting	Affirmative vote of a majority of votes cast by the outstanding common stock entitled to vote	No effect	Shares may be voted by brokers in their discretion, but any non-votes have no effect

How can I revoke or change my vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending timely written notice of revocation to our General Counsel & Corporate Secretary; or
●	Attending the Special Meeting and voting virtually.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies.

We have engaged Alliance Advisers, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $160,000 in total.

In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

Who will count the votes at the Special Meeting?

We currently expect that our General Counsel & Corporate Secretary will be our inspector of elections for the Special Meeting.

Whom do I contact if I have questions regarding the Special Meeting?

If you have questions about the Special Meeting or would like additional copies of this Proxy Statement, you should contact us via e-mail at proxyrequests@diffusionpharma.com.

How will business be conducted at the Special Meeting?

The presiding officer at the Special Meeting will determine how business at the meeting will be conducted.

PROPOSAL 1

APPROVAL OF A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-50, AT ANY TIME PRIOR TO DECEMBER 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF THE BOARD

Summary of Reverse Stock Split Proposal

Our Board of Directors (the “Board”) has unanimously approved, and unanimously recommends that our stockholders approve, an amendment to our Charter (the “Certificate of Amendment”), to effect the reclassification and combination of all shares of common stock outstanding at a ratio of not less than one-for-two and not greater than one-for-50 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split (the “Split Ratio”) to be determined by the Board, in its discretion, at any time prior to December 31, 2022.

As described in more detail below under the heading, “Company Background, Recent Financing Transaction, and Reasons for the Reverse Stock Split,” the Board believes that the Reverse Stock Split is desirable and in the best interests of Diffusion and our stockholders for many reasons, including regaining compliance with the listing requirements of the Nasdaq Capital Market, maintaining increased access to capital markets that we believe will be required to continue funding the development of our product candidates and improving the overall perception of our common stock as an investment security, particularly long-term investors that support and have interest in our product development plans.

If our stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on a date to be determined by the Board and specified in the Certificate of Amendment. However, if the Board does not implement the Reverse Stock Split prior to December 31, 2022, the authority to implement the Reverse Stock Split granted by stockholders’ approval of this proposal will terminate.

If the Board decides to implement the Reverse Stock Split, it will be realized simultaneously and uniformly by all shares and all holders of outstanding common stock immediately prior to the effective time determined by the Board. Immediately following the Reverse Stock Split, each stockholder will hold the same percentage of common stock outstanding as that stockholder held immediately prior to the Reverse Stock Split, subject to minor adjustments that may result from the treatment of fractional shares described below. In other words, the Reverse Stock Split will have no material impact on the total percentage of the Company that you own.

The Reverse Stock Split will not change the par value of our common stock or the number of authorized shares of common stock under our Charter. However, the exercise price and number of shares of common stock underlying warrants, options, restricted stock units, shares of preferred stock, and any other securities exercisable for or convertible into common stock will be adjusted proportionally as of the effective time based on the Split Ratio in accordance with their respective terms.

Reasons for the Reverse Stock Split

Curing our Nasdaq Listing Deficiency and Maintaining Market Access for Our Company and Our Stockholders

On May 6, 2021, we received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market, LLC indicating that we were not in compliance with the minimum bid price requirement contained in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the bid price for our common stock had closed below $1.00 per share for the previous 30 consecutive business days. On November 3, 2021, after failing to regain compliance with the Bid Price Rule within 180 days of our receipt of the first notice, we received an additional notice from the Staff providing that, although the Company had not regained compliance with the Bid Price Rule by the previously stated deadline, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company would be granted an additional 180 calendar days, or until May 2, 2022, to regain compliance with the Bid Price Rule. To regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

We are optimistic and excited about Diffusion’s future and we believe regaining compliance with the Bid Price Rule and maintaining our Nasdaq listing is a critical near-term step to fulfilling our Company’s potential.

Delisting Destroys Stockholder Value

Historical evidence demonstrates the destruction of stockholder value that typically results from a Company’s common stock being delisted from a large, national exchange. A 2003 article in the Journal of Law and Economics studied the market experience of the common stock of 55 companies in the 30 days preceding and 30 days following the stock’s delisting from the New York Stock Exchange and corresponding listing on the over-the-counter pink sheets. Among other findings, the paper reported:

●

With respect to price, the delisting event is “a traumatic event for the stock and its investors,” with an average, immediate drop of nearly 50% among companies in the sample (last reported price on NYSE v. first reported price on the pink sheets).

●	Trading volume is also negatively impacted, with post-delisting volume approximately 40% of pre-delisting volume on average.

●

With significantly lower trading volume, average percentage bid-ask spreads increased by nearly three-fold following delisting, with even greater spreads during the five trading days immediately following delisting.

●	Volatility “increases dramatically, with closing price volatility more than twice as high, and volatility measured from closing bid prices on the order of 50% higher.”

●	“Overall, the data provide compelling evidence that moving from the NYSE to the Pink Sheets imposes large costs on traders.”

Drug Development Requires Large Investments of Money and Time

Drug development is an extremely expensive, risky, and time-consuming endeavor. For example, a recent study published in JAMA Network found, among 63 therapeutics and biologics approved by the U.S. Food and Drug Administration between 2007 and 2018, the median capitalized research and drug development cost per product was $985 million, and the mean time required to complete development was 8.3 years. Estimates published in prior studies have been even higher.

As most of our stockholders likely know, we are a biopharmaceutical company developing novel therapies that enhance the body’s ability to deliver oxygen to areas where it is needed most. Our lead product candidate, trans sodium crocetinate (“TSC”), is being developed to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, a serious complication of many of medicine’s most intractable and difficult-to-treat conditions, including hypoxic solid tumors.

We anticipate that we will need to secure additional funding to complete development of TSC, either through additional capital raising transactions or other means, such as strategic partnerships or collaborations. As a pre-revenue, early-stage company that has traditionally funded operations through sales of equity securities, we believe maintaining a listing on a premier, nationally recognized exchange such as the Nasdaq Capital Market and provides access to a much larger universe of potential investors which is critical to our ability to drive stockholder value by funding our business and TSC through its potential approval.

Liquidity, Low-Transaction Costs, and Reduced Barriers to Entry for Our Stockholders

We also believe our Nasdaq Capital Market listing provides value to our stockholders in their capacity as market participants. If we are unable to regain compliance with the listing requirements of the Nasdaq Capital Market, our common stock would likely begin trading on an over-the-counter market such as the OTCQX or the pink sheets. Traditionally, securities trading on over-the-counter markets such as these have less liquid and orderly trading, decreased price discovery, increased bid-ask spreads, and higher overall transaction costs as compared to those listed on a large, national exchange like the Nasdaq Capital Market. Moreover, if our stock were to begin trading on an over-the-counter market, it may, as a result, be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules can make trading more difficult for retail investors, requiring, among other things, that brokers who trade those stocks to individuals other than “established customers” complete certain documentation, make “suitability” inquiries of investors, and provide investors with certain information concerning trading in the security prior to facilitating a transaction. If we become subject to the penny stock rules, it could result in increased administrative burden and disclosure requirements for our investors, adversely affect the marketability of our securities, and make it more difficult for our stockholders to buy and sell shares.

Increasing Interest, Marketability, and the Perception of Our Common Stock as an Investment Security

Given the capital needs required to develop TSC through potential approval and commercialization, we believe our chances of success are improved by opening up the market for our common stock to investors who support our strategy, are dedicated to our Company’s long-term and are committed to holding our common stock as an investment security. We believe we can increase the appeal and marketability of our common stock to long-term holders by structuring the characteristics of the security within our control in a manner that allows investment by a broad cross-section of investors, including traditional institutional investors. Many institutional investment funds, family offices, and other private wealth managers have investment policies prohibiting them from buying and/or holding lower-priced stocks in their portfolios, which may prohibit them from investing in our common stock at the current price. In addition, brokerage firms may be reluctant to recommend lower-priced securities to their clients due to the perceived risk profile and/or because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Although there would be a lower number of shares of common stock outstanding following the Reverse stock Split, a larger number of investors participating in the market for the stock may provide support to the degree of liquidity in the market for our common stock.

Although there is no assurance that the Reverse Stock Split will result in an increase to the trading price of our common stock, such an increase would potentially result in increased interest and visibility through other channels as well, such as:

●	Increased coverage by brokerage firm analysts, who often do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

●

Decreasing the number of market participants who perceive our common stock as prohibitively risky and speculative and the corresponding negative impact such participants may have on both the price and trading volume of our common stock.

●

Similarly, increasing confidence in the prospects of our Company with potential business development partners who may view companies with low stock prices as risky or otherwise less attractive as a collaborator.

Reflecting the Will of Our Stockholders Amidst Evolutions in Financial Markets and the Stockholder Franchise

Based on our past interactions with our stockholders, we believe our stockholders value the same benefits, and recognize the same risks, described above. For example, during investor outreach following our 2020 annual meeting, many stockholders that voted against a reverse stock split proposal included in the proxy statement for that meeting (which was not approved by holders of a majority of our outstanding shares of common stock and, accordingly, not implemented) indicated a significant factor in their vote was our common stock having regained compliance with Nasdaq’s Listing Requirements during the period following delivery of our proxy statement and prior to our annual meeting as a result of its having traded above $1.00 for ten consecutive trading days, making the reverse stock split unnecessary to regain compliance at the time.

Negative Effects of Market Democratization and Broker Rule Change on Meeting Participation

The financial markets and financial industry more generally have experienced their own series of significant changes in recent years, many a result of what is often referred to as the continuing democratization of finance and investing. Advances and innovations have provided market access historically restricted to a select few to increasingly large numbers of investors. At Diffusion, we hope the increasing breadth and diversity of our own stockholder base driven (at least in part) by this evolution is indicative of the broad appeal of Diffusion’s story. However, a growing and increasingly dispersed stockholder base, a legal, regulatory, and administrative infrastructure designed for the old financial market paradigm, and changes to certain broker-dealers discretionary voting policies for shares they hold in “street name” have had a variety of consequences for Diffusion and other similarly situated companies.

Among these consequences are increased trading volume and stockholder turnover, significant reductions in stockholder meeting attendance (despite increased ease of access through developments such as virtual annual meetings), and corresponding challenges approving and implementing ordinary course corporate actions. Some of the negative effects of these trends are highlighted by Diffusion’s own experience at our recent annual meetings:

●

During the period between the record date for our 2021 annual meeting and the meeting itself, Nasdaq reported an average daily trading volume for our common stock of nearly 1.5 million shares. That means that during the near two-month period, an average of 1.5% of all our outstanding shares traded hands on every trading day, a five-fold increase over volume during the same period prior to our 2016, 2017, and 2018 annual meetings. In both 2019 and 2020, this figure was even higher; however, trading volume during those periods was skewed, in each case, by financing transactions undertaken during the interim period. If a holder of our shares on the record date for a meeting sells those shares before voting, we believe they will be less likely to vote the shares.

●

Our annual meeting attendance has dropped precipitously over the last three years, from 77.9% of shares outstanding in 2019 to just 51.9% in 2021, and the percentage of our shares outstanding present at our annual meeting and voted by non-brokers fell precipitously between 2016 and 2019 before holding relatively steady at our three most recent meetings:

Percentage of Shares O/S Present and Cast by Non-Brokers at ASM
2016	2017	2018	2019	2020	2021
66.5%	54.0%	37.9%	22.8%	26.6%	25.1%

●

In the past, in situations where a holder of our stock did not provide instructions to their broker, many brokers would vote the shares on the holder’s behalf on most matters. While the percentage of shares outstanding present at the meeting and cast by non-brokers has remained relatively consistent in the low-to-mid 20% range, the percentage present and cast by brokers has fallen from 55.1% in 2019, to 42.6% in 2020, to 25.1% in 2021 following recent changes some brokers have made to their internal discretionary voting policies.

Diffusion Annual Meeting Year	2019	2020	2021
Total Number of 5% Beneficial Holders on Record Date	0	0	0
Avg. Daily Trading Volume (Record Date - Meeting Date)	537,718	9,413,801	1,495,895
% of Shares Outstanding Present at Meeting	77.9%	69.2%	51.9%
% of Shares Outstanding Present & Cast by Brokers	55.1%	42.6%	26.8%
% of Shares Outstanding Present & Cast by Non-Brokers	22.8%	26.6%	25.1%

The Growing “Quorum Problem”

Diffusion is not alone in this experience. In 2021, many companies were forced to undertake costly solicitation campaigns and/or adjourn their annual meetings multiple times due to an inability to achieve a simple quorum. Certain other companies, though able to reach a quorum, were forced to retract proposals viewed by the companies’ boards as critical to their business due in part to an inability to achieve sufficient turnout despite expending significant time and resources on extended solicitation campaigns. In response to this trend, many issuers have amended their governance documents to reduce the threshold required to achieve a quorum at a meeting of stockholders, with over 40 companies listed on the Nasdaq doing so between June 1, 2021 and December 31, 2021.

Determination of the Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than one-for-two and not more than one-for-50, as determined by our Board in its sole discretion. The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the number of shares of our common stock outstanding;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	the impact of the Reverse Stock Split on our ability to regain compliance with the listing standards for the Nasdaq Capital Market;
●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.

Principal Effects of Reverse Stock Split

Decrease in the Number of Shares of Common Stock Outstanding

If our stockholders approve the proposed Reverse Stock Split and the Board elects to affect the Reverse Stock Split, our issued and outstanding shares of common stock would be reduced; for example, a one-for-ten Split Ratio would result in one (1) share of common stock for every ten (10) shares of common stock currently outstanding. The Reverse Stock Split would be affected simultaneously for all of our common stock, and the Split Ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholders’ percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and bid and ask prices for our common stock would continue to be quoted on the Nasdaq Capital Market under the symbol “DFFN”. However, our common stock would receive a new CUSIP number.

Increase the Per Share Price of our Common Stock

By effectively combining a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board intends to utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards.

Increase in the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock

The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options, settlement of restricted stock units and exercise of our outstanding warrants in proportion to the Split Ratio. The exercise price of outstanding options and warrants would be subject to a corresponding increase in proportion to the Split Ratio.

Adjustment to the Number of Shares of Common Stock Available for Issuance Under our 2015 Equity Plan

In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

Illustrative Examples of Effects of Reverse Stock Split at Minimum and Maximum Ratio

The following table contains approximate information relating to our securities as of the Record Date:

	Current	After the Reverse Stock Split if the Minimum 1:2 Ratio is Selected	After the Reverse Stock Split if the Maximum 1:50 Ratio is Selected
Authorized common stock	1,000,000,000	1,000,000,000	1,000,000,000

Common stock issued and outstanding	101,924,581	50,962,291	2,038,492

Common stock issuable upon exercise of outstanding warrants	6,499,469	3,249,735	129,990

Common stock issuable upon exercise of outstanding stock options and settlement of restricted stock units	6,215,184	3,107,592	124,304

Common stock reserved for issuance for future grants under 2015 Equity Plan	2,243,127	1,121,564	44,863

Common stock authorized but unissued and unreserved/unallocated	883,117,639	941,558,818	997,662,351

Authorized Preferred Stock	30,000,000	30,000,000	30,000,000

Certain Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

●

The market price per share of our common stock post-Reverse Stock Split may not ever exceed or remain in excess of the minimum price per share necessary such that the minimum bid price of our common stock exceeds $1.00 per share, and the Company may fail to meet the other requirements for continued listing on the Nasdaq Capital Market. Furthermore, even if we are able to regain compliance with the Bid Price Rule following the Reverse Stock Split, we may once again fall out of compliance with the Bid Price Rule in the future if the minimum bid price of our common stock once again falls below $1.00 per share.

●

Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

●

The Reverse Stock Split could be viewed negatively by the market, and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

●

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Process for Effecting Reverse Stock Split and Exchanging Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split prior to December 31, 2022, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each number of issued and outstanding pre-Reverse Stock Split shares that the Board has determined will be combined into one post-Reverse Stock Split share and will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the effective time represented pre-Reverse Stock Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Certificated Shares

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) FOR EXCHANGE UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the product of: (i) the average of the closing prices of our common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split and (ii) the Split Ratio. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters; Effect on Par Value

The Reverse Stock Split will not affect the common stock capital account on our balance sheet and will not affect the par value of our common stock, which will remain at $0.001 per share. However, because the par value of our common stock will remain unchanged at the effective time of the Reverse Stock Split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the ratio of the Reverse Stock Split the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced subject to minor adjustments for fractional shares. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Potential Anti-Takeover Effect; No Going Private Transaction

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders. Furthermore, notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our Charter or bylaws, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is not intended as tax or legal advice. Each stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, trusts, estates, entities treated as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and Internal Revenue Service (“IRS”) rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares except as described below with respect to cash received in lieu of fractional shares. The post-split shares in the hands of a stockholder following the Reverse Stock Split will generally have an aggregate tax basis equal to the aggregate tax basis of the pre-split shares held by that stockholder immediately prior to the Reverse Stock Split, and a stockholder’s holding period for its post-split shares generally will be the same as its holding period for the pre-split shares.

Tax Consequences to Stockholders

Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split, except to the extent of any cash received in lieu of a fractional share of common stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder’s aggregate tax basis in the common stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the common stock exchanged in the Reverse Stock Split. In addition, each stockholder’s holding period for the common stock it receives in the Reverse Stock Split should generally be the same as the stockholder’s holding period for the common stock exchanged in the Reverse Stock Split.

In general, a stockholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1% of the shares outstanding) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Certificate of Amendment to Our Charter

If the Reverse Stock Split is approved, the following paragraph shall be added at the end of subsection A of Article IV of the Charter:

“Effective upon [intentionally left blank], the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [intentionally left blank] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares in an amount equal to the product obtained by multiplying such fractional share of Common Stock by the inverse of Reverse Stock Split ratio times the average closing price per share of Common Stock on the securities trading market on which the shares were traded for the five consecutive trading days immediately preceding the date on which the Effective Time occurs.. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.”

The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be made to our Charter if the Reverse Stock Split is approved and the Board decides to implement it.

Reservation of Right to Abandon Reverse Stock Split if Approved

We reserve the right to not file the Certificate of Amendment and to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Special Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

*****

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-50, AT ANY TIME PRIOR TO DECEMBER 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF THE BOARD.

PROPOSAL 2

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL 1

Summary

If the number of shares present virtually or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 are insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of Proposal 1. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Special Meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposal.

*****

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date for (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, if any, (ii) each of our current directors; (iii) each of our current named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and (iv) all of our current directors and named executive officers as a group. As of the date of this Proxy Statement, no beneficial owner owned 5% or more of the shares of common stock then outstanding.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under shares of preferred stock, stock options or warrants that are exercisable or convertible within 60 days of the Record Date are deemed outstanding for the purpose of computing the beneficial ownership percentage of the holder thereof, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Ownership is based upon information provided by each respective director and officer and public documents filed with the SEC, including Forms 3 and 4, Schedules 13D and 13G and certain other documents, which information may not be accurate as of the Record Date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Diffusion Pharmaceuticals Inc. 300 East Main Street, Suite 201, Charlottesville, Virginia 22902.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Common Stock Beneficial Ownership Percentage (2)
Current Directors
Robert Adams (3)	166,515	0.2%
Robert J. Cobuzzi, Jr., Ph.D. (4)	551,507	0.5%
Eric Francois (5)	104,125	0.1%
Mark T. Giles (6)	210,173	0.2%
Jane H. Hollingsworth (7)	162,661	0.2%
Diana Lanchoney, M.D. (8)	104,125	0.1%
Alan Levin (9)	156,158	0.2%
Named Executive Officers (other than Dr. Cobuzzi)
William R. Elder (10)	115,827	0.1%
Christopher D. Galloway, M.D. (11)	171,063	0.2%
William K. Hornung (12)	142,717	0.1%
All Current Directors and Named Executive Officers as a Group (ten persons) (13)	1,884,871	1.8%

* Indicates less than 0.1%

1)

Includes shares of common stock held as of the date of this Proxy Statement plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days of the Record Date.

2)

Based on an estimated 101,924,581 shares of common stock issued and outstanding as of the Record Date. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming (i) the exercise or conversion of all preferred stock, options, warrants and convertible securities exercisable or convertible within 60 days of the Record Date held by such person and (ii) the non-exercise and non-conversion of all outstanding preferred stock, warrants, options and convertible securities held by all other persons (including our other directors and executive officers).

3)

Consists of (a) 1,706 shares held directly by Mr. Adams, (b) 631 shares held jointly with Mr. Adams’ wife, (c) 1,260 shares held for the benefit of Mr. Adams in his 401(k) retirement account, and (d) 162,918 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

4)	Consists of (a) 24,602 shares held directly by Dr. Cobuzzi and (b) 516,905 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
5)	Consists of 104,125 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
6)

Consists of (a) 294 shares held for the benefit of Mr. Giles in his individual retirement account, (b) 53,513 shares held by MTG Investment Holdings, LLC, and (c) 156,366 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Giles is the sole member of MTG Investment Holdings, LLC and may be deemed to be the beneficial owner of such securities. Mr. Giles disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

7)	Consists of (a) 15,000 shares held directly by Ms. Hollingsworth and (b) 129,875 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
8)	Consists of 104,125 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
9)	Consists of (a) 1,654 shares held by Mr. Levin directly and (b) 154,504 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
10)	Consists of (a) 15,000 shares held directly by Mr. Elder and (b) 100,827 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
11)

Consists of (a) 20,000 shares held for the benefit of Dr. Galloway in his individual retirement account, (b) 10,000 shares held for the benefit of Dr. Galloway’s wife in her individual retirement account, and (c) 141,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

12)	Consists of 142,717 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
13)	Includes 1,713,425 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

OTHER MATTERS

The Special Meeting is being called for the purposes set forth in the Notice of Meeting. The Board does not know of any other matters to be considered by the stockholders at the Special Meeting other than the matters described in the Notice.

Stockholder Proposals for 2022 Annual Meeting and Director Nominations

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2022 must have submitted the proposal so that the Corporate Secretary of the Company received it no later than 120 days prior to the one-year anniversary of the date of the Proxy Statement for our 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), or December 30, 2021. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. Subject to certain exceptions described in our Bylaws, a stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders must have submitted written notice of such nomination or proposal so that the Corporate Secretary of the Company received it no later than 90 days prior to the one year anniversary of the 2021 Proxy Statement, or January 30, 2022, and no earlier than 120 days prior to the one year anniversary of the 2021 Proxy Statement, or December 30, 2021. Our Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

Annual Report

We have made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2020. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent via e-mail to proxyrequests@diffusionpharma.com or via mail to 300 East Main Street, Suite 201, Charlottesville, Virginia 22902, Attn: General Counsel.

Process Regarding Stockholder Communications with Board

Stockholders may communicate with the Board or any one particular director by sending correspondence, to our General Counsel & Corporate Secretary via e-mail to proxyrequests@diffusionpharma.com or via mail to 300 East Main Street, Suite 201, Charlottesville, Virginia 22902, with an instruction to forward the communication to the Board or one or more particular directors. Our General Counsel & Corporate Secretary will forward promptly all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

Householding of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon request via e-mail to proxyrequests@diffusionpharma.com or via mail to 300 East Main Street, Suite 201, Charlottesville, Virginia 22902, Attn: General Counsel. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the provided address and phone number.

Your vote is important. Whether or not you plan to attend the Special Meeting, please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card or by using Internet or telephone voting as described on the proxy card and in this Proxy Statement. You may still join the Special Meeting and vote online, even if you have already voted by proxy.

By Order of the Board of Directors /s/ Robert J. Cobuzzi, Jr., Ph.D. Robert J. Cobuzzi, Jr., Ph.D. President and Chief Executive Officer

February 28, 2022
Charlottesville, Virginia

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION (AS AMENDED) OF DIFFUSION PHARMACEUTICALS INC.

DIFFUSION PHARMACEUTICALS INC., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation (the “Board of Directors”) on February 16, 2022 a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation (as amended) of the Corporation in the form set forth below (the “Amendment”), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

“RESOLVED, that the Certificate of Incorporation (as amended) of the Corporation shall be amended by adding at the end of subsection A of Article IV thereof the following: ‘Effective upon [Time and Date of Filing of Amendment with the Secretary of State], the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [intentionally left blank]* shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares in an amount equal to the product obtained by multiplying such fractional share of Common Stock by the inverse of the Reverse Stock Split ratio times the average closing price per share of Common Stock on the securities trading market on which the shares were traded for the five consecutive trading days immediately preceding the date on which the Effective Time occurs.. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.’”

SECOND: That, thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at a Special Meeting of stockholders on _______, 2022.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation (as amended) to be executed by Robert J. Cobuzzi, Jr., Ph.D., its President and Chief Executive Officer, on this __ day of ____, 2022.

DIFFUSION PHARMACEUTICALS INC.

By:

Name: Robert J. Cobuzzi, Jr., Ph.D.

Title: President and Chief Executive Officer

* This amendment approves the reverse stock split of the Corporation’s common stock, at a ratio in the range of two- to fifty-for-one. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above.

A-1

PROXY

DIFFUSION PHARMACEUTICALS INC.

Special Meeting of Stockholders

April 14, 2022, at 9:00 AM, Eastern Time

This Proxy is solicited on behalf of the

Board of Directors of Diffusion Pharmaceuticals.

The undersigned hereby appoints Robert J. Cobuzzi, Jr., Ph.D., William K. Hornung, and William Elder, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Diffusion Pharmaceuticals Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Eastern Time on April 14, 2022 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Special Meeting of Stockholders will be held virtually. In order to attend the Special Meeting, you must register at www.viewproxy.com/DFFN/2022/ by 11:59 PM Eastern time on April 12, 2022. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be marked, dated and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special

Meeting: The Notice of Meeting and Proxy Statement are available at

http://viewproxy.com/DFFN/2022

PLEASE MARK YOUR VOTE LIKE THIS ☒

The Board of Directors recommends a vote “FOR” the following proposals:

1.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common			2.	To approve adjournment of the meeting to the extent there are insufficient votes at the meeting to approve Proposal 1.
	stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to December 31, 2022, the implementation and				FOR	AGAINST	ABSTAIN
	timing of which shall be subject to the discretion of our Board of				☐	☐	☐
Directors; and
NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof.
	FOR	AGAINST	ABSTAIN

☐ ☐ ☐	Date:

Signature
DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)
Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in
Address Change/Comments: (If you noted any Address Changes and/or	the enclosed envelope. When shares are held jointly, each holder should sign.
Comments above, please mark box.) ☐	When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate
CONTROL NUMBER	name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Diffusion Pharmaceuticals, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

As a Registered Holder, you may vote your shares at the Special Meeting by first registering at http://viewproxy.com/DFFN/2022/ using your Control Number below. Your registration must be received by 11:59 PM Eastern time on April 12, 2022. The day of the Special Meeting, if you have properly registered you may log in to the Special Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations and follow instructions to vote your shares. Please have your Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Control Number ready when voting by Internet or Telephone, or when voting during the Special Meeting

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.fcrvote.com/DFFNSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.